UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 11, 2017

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

       Registrant's telephone number, including area code:    (573) 778-1800

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

               On January 11, 2017, Southern Missouri Bancorp, Inc. ("Southern"), the parent corporation of Southern Bank, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Tammcorp, Inc. ("Tammcorp"), which is the 91% owner of Capaha Bank ("Capaha").  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Tammcorp will merge with and into Southern (the "Merger"), with Southern as the surviving corporation in the Merger.  It is expected that following the Merger, Capaha will be merged with and into Southern Bank (the "Bank Merger"), with Southern Bank as the surviving bank in the Bank Merger.

               Subject to adjustment for Tammcorp capital at closing, and assuming all minority shareholders of Capaha exchange their interest in Capaha for Tammcorp stock prior to closing, the deal is valued at approximately $23.4 million (representing 140% of Tammcorp's anticipated capital, as adjusted, at closing). Under the terms of the Merger Agreement, Tammcorp shareholders will receive Southern common stock for half of the merger consideration, and cash for the other half. The number of Southern shares to be issued will be determined based on Southern's weighted average closing stock price on the NASDAQ Stock Market during the 20 trading days ending on the fifth trading day prior to the closing date. As part of the Merger, Southern will also assume approximately $3.8 million in debt.

               The Merger Agreement contains customary representations and warranties from both Southern and Tammcorp, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, including, in the case of Tammcorp, specific forbearances with respect to its business activities, and (2) in the case of Tammcorp, its non-solicitation obligations relating to alternative acquisition proposals.

               The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by Tammcorp's shareholders and the receipt of required regulatory approvals.  In addition, it is a condition to Southern's obligation to complete the Merger that an exchange transaction by Tammcorp with the minority shareholders of Capaha be consummated.  Assuming consummation of the exchange transaction and completion of the Merger, the minority shareholders of Capaha will be entitled to receive the merger consideration payable under the terms of the Merger Agreement.  The Merger is anticipated to be completed late in the second quarter of calendar 2017.

               The Merger Agreement provides certain termination rights for both Southern and Tammcorp and further provides that a termination fee of $1.0 million will be payable by Tammcorp upon terminaton of the Merger Agreement under certain circumstances as specified therein.  John R. Abercrombie, President and Chief Executive Officer of Tammcorp, who is a current member of the board of directors of Tammcorp and Capaha, will join the Boards of Directors of Southern and Southern Bank upon completion of the Merger.  Mr. Abercrombie has also executed a voting agreement pursuant to which he has agreed to vote his Tammcorp shares in favor of the Merger Agreement.

               The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties in, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive the consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the Merger Agreement is included with the filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding Southern or Tammcorp, their respective affiliates, or their respective businesses.

   Foward-Looking Statements:

               Except for the historical information contained in this Current Report on Form 8-K and in other reports filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from the forward-looking statements, including the requisite regulatory and shareholder approvals for this acquisition might not be obtained, the exchange transaction involving the minority shareholders of Capaha might not be consummated, or other conditions to completion of the transaction might not be satisfied or waived; expected cost savings, synergies and other benefits from Southern's merger and acquisition activities, including this acquisition and Southern's other acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which Southern conducts operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; Southern's ability to access cost-effective funding; the timely development of and acceptance of Southern's new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in Southern's market area; legislative or regulatory changes that adversely affect Southern's business; results of examinations of Southern by its regulators, including the possibility that Southern's regulators may, among other things, require Southern to increase its reserve for loan losses or to write-down assets; the impact of technological changes; and Southern's success at managing the risks involved in the foregoing. Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made. Southern undertakes no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

Additional Information:

Southern will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of Tammcorp that also constitutes a prospectus of Southern Missouri, which will be sent to the shareholders of Tammcorp.  Tammcorp shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Southern, Tammcorp and the proposed transaction.  When filed, this document and other documents relating to the merger filed by Southern can be obtained free of charge from the SEC's website at www.sec.gov.  These documents also can be obtained free of charge by accessing Southern's website at www.bankwithsouthern.com under the tab "Investor Relations" and then under "SEC Filings."  Alternatively, these documents, when available, can be obtained free of charge from Southern upon written request to Southern Missouri Bancorp, Inc., Attn: Investor Relations, 2991 Oak Grove Road, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800 or from Tammcorp upon written request to Tammcorp, Inc., Attn: Investor Relations, One South Main Street, Cape Girardeau, Missouri 63703.

Participants in this Transaction:

Southern, Tammcorp and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Tammcorp's shareholders in connection with the proposed transaction.  Information about the directors and executive officers of Southern may be found in the definitive proxy statement of Southern relating to its 2016 Annual Meeting of Shareholders filed with the SEC by Southern on September 27, 2016.  This definitive proxy statement can be obtained free of charge from the sources indicated above.  Information about the directors and executive officers of Tammcorp will be included in the proxy statement/prospectus when filed with the SEC.  Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 8.01 Other Events

               On January 11, 2017, Southern and Tammcorp issued a press release announcing the signing of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits

2.1	Agreement and Plan of Merger, dated as of January 11, 2017, by and between Southern Missouri Bancorp, Inc. and Tammcorp, Inc.
99.1	Joint Press Release dated January 11, 2017

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: January 13, 2017	By: /s/ Greg A. Steffens Greg A. Steffens President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 11, 2017, by and between Southern Missouri Bancorp, Inc. and Tammcorp, Inc.
99.1	Joint Press Release dated January 11, 2017